UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________________
FORM 8-K
_________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 13, 2017
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TRUEBLUE, INC.

(Exact Name of Registrant as Specified in Its Charter)
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Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)
1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)
(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240. 12b-2).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry Into a Material Definitive Agreement.

See response in Item 5.02 below.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2017, TrueBlue, Inc. (the “Company”) appointed Sean Ebner as Executive Vice President and President, PeopleReady, effective immediately. Wayne Larkin, who has served as President of People Ready since June 2014 has been appointed to serve as Executive Vice President, Strategic Accounts, also effective immediately.

Mr. Ebner, 47, has served as president of Staff Care, a leading medical workforce solutions company, since March 2012. Prior to joining Staff Care, he led a division within Technisource, a subsidiary of Randstad, a large staffing company.

Pursuant to the terms of an offer letter and executive employment agreement (the “Executive Employment Agreement”) between the Company and Mr. Ebner, as President of PeopleReady Mr. Ebner will earn an annual base salary of $400,000, and will be eligible to receive additional annual compensation consisting of (a) a cash bonus of up to $260,000, (b) restricted stock of up to $200,000 in value, and (c) performance share units of up to $200,000 in value. Mr. Ebner’s potential cash bonus and performance share units compensation will be subject to achievement of certain performance objectives. For the period running from October 1, 2017 through September 30, 2018, Mr. Ebner will also be eligible for an additional cash bonus of up to $150,000, subject to achievement of certain performance objectives. In addition, Mr. Ebner will receive a signing award of  (a) $13,000 in cash, and (b) restricted shares of common stock of the Company with a grant date fair value of $160,000 and such shares will vest in equal instalments over three years.

If the Company terminates Mr. Ebner’s employment without Cause, or Mr. Ebner voluntarily terminates his employment for Good Reason (each as defined in the Executive Employment Agreement), he will be entitled to receive 100% of his base salary per year for a severance period equal to one year. Any unvested equity awards outstanding at the time of such termination will continue to vest over the course of the one year severance period.

There are no arrangements or understandings between Mr. Ebner and any other persons pursuant to which he was appointed as President of PeopleReady. There are also no family relationships between Mr. Ebner and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Executive Employment Agreement is qualified in its entirety by the Executive Employment Agreement which is attached hereto as Exhibit 10.1.

On June 13, 2017 the Company issued a press release announcing the appointment of Mr. Ebner as President of PeopleReady, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Executive Employment Agreement between the Company and Sean Ebner, effective as of June 13, 2017.

99.1	Press Release of the Company dated June 13, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date: June 13, 2017	By:	/s/ James E. Defebaugh
James E. Defebaugh
Executive Vice President, General Counsel and Secretary